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                                                                   Exhibit 10.12

                                March 25, 1999


Mark Calvert
7219 Autumn Avenue SE
Snoqualmie, Washington 98068

Dear Mark:

     On behalf of MegaDepot.com, Inc., a Washington Corporation (the "Company"), I am pleased to offer you the position of Chief Financial Officer for the Company. Speaking for myself, as well as the other members of the Company's management team, we are all very impressed with your credentials and we look forward to your future success in this position.

     The terms of your new position with the Company are as set forth below:

     1.  Position.
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         a.  You will become the Chief Financial Officer for the Company, working out of the Company's headquarters office in Seattle, Washington. As Chief Financial Officer, Summary - Directs and manages the Company's Financial, Accounting, Contact Center, Information Technology and Human Resources functions. Acts as critical internal and external strategic financial advisor. Reports to the Chief Executive Officer. Significant - Assesses Company accounting and operational systems/policies to safeguard assets and ensure accurate financial information. Designs and produces upgraded internal management reports for the Executive Committee and line managers and external reports (GAAP) for financial institutions and regulatory requirements focusing on the inclusion of all key business and financial statistics. Directs the modeling of current and potential business issues; analyzes financial impact on future decision making. Builds financial projections including Company cash flow forecasts and distribution processes. Serves as key member of Executive Committee; articulates Company posture to and obtains support from line managers for Company financial objectives including earnings management, budget preparation and adherence, and financial projections; acts as trusted advisor to CEO and other executive managers. Creates and delivers highly sophisticated presentations to the Board of Directors and potential corporate investors, venture capitalists, and strategic partners. Manages the Company's pre-IPO process, delivers presentations with CEO to potential investors/venture capitalists; implements actual Offering when appropriate.

         b. You agree to the best of your ability and experience that you will at all times loyally and conscientiously perform all of the duties and obligations required of and from you pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of the Company. During the term of your employment, you further agree that you will devote all of your business time and attention to the business of the Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice, you will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's board of
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directors, and you will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this letter agreement will prevent you from - accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, or from owning no more than one percent (1%) of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange.

     2.  Start Date.  Subject to fulfillment of any conditions imposed by this
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letter agreement, you will commence this new position with the Company on
February 1, 1999.

     3.  Proof of Right to Work.  For purposes of federal immigration law, you
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will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

     4.  Compensation.
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         a.  Base Salary.  You will be paid a monthly salary of $12,500 which
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is equivalent to $150,000 on an annualized basis.  Your salary will be payable in two equal payments per month pursuant to the Company's regular payroll policy (or in the same manner as other employees of the Company).

         b.  Annual Review.  Your base salary will be reviewed at the end of
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each calendar year as part of the Company's normal salary review process.

     5.  Stock Options.
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         a.  Initial Grant.  The Company's board of directors approved in the
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March 1999 meeting your employment.  In connection with the commencement of your employment, the Company's board of directors has or will grant you an option to purchase 136,028 shares of the Company's Common Stock ("Shares") with an exercise price equal to the fair market value on the date of the grant. These option shares will vest monthly over a 4-year period. Vesting will, of course, depend on your continued employment with the Company. The option will be an incentive stock option to the maximum extent allowed by the tax code and will be subject to the terms of the Company's 1999Plan and the Stock Option Agreement between you and the Company.

         b.  Subsequent Option Grants.  Subject to the discretion of the
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Company's Board of Directors, you may be eligible to receive additional grants of stock options or purchase rights from time to time in the future, on such terms and subject to such conditions as the Company's board of directors shall determine as of the date of any such grant.

     6.  Benefits.
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         a.  Insurance Benefits.  The Company will provide you with standard
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medical and dental insurance benefits. In addition, the Company currently indemnifies all

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officers and directors to the maximum extent permitted by law, and you will be requested to enter into the Company's standard form of Indemnification Agreement giving you such protection. Pursuant to the Indemnification Agreement, the Company will agree to advance any expenses for which indemnification is available to the extent allowed by applicable law.

         b.  Vacation.  You will be entitled to 2 weeks paid vacation per year.
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     7.  Confidential Information and Invention Assignment Agreement.  Your
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acceptance of this offer and commencement of employment with the Company is contingent upon the execution, and delivery to an officer of the Company, of the Company's Confidential Information and Invention Assignment Agreement, a copy of which is enclosed for your review and execution (the "Confidentiality Agreement"), prior to or on your Start Date.

     8.  Confidentiality of Terms.  You agree to follow the Company's strict
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policy that employees must not disclose, either directly or indirectly, any information, including any of the terms of this agreement, regarding salary, bonuses, or stock purchase or option allocations to any person, including other employees of the Company; provided, however, that you may discuss such terms with members of your immediate family and any legal, tax or accounting specialists who provide you with individual legal, tax or accounting advice.

     9.  At-Will Employment.  Your employment with the Company will be on an "at
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will" basis, meaning that either you or the Company may terminate your employment at any time for any reason or no reason, without further obligation or liability other than outlined in paragraphs 10 and 11.

     10. Severance.  The company will provide you with a 12 month severance
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package, consisting of all employee benefits of any nature, paid or accrued monthly as if employed; if employment is terminated for any reason.

     We are all delighted to be able to extend you this offer and look forward to working with you. To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return it to me, along with a signed and dated copy of the Confidentiality Agreement. This letter, together with the Confidentiality Agreement, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by the Company and by you.

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                                        Very truly yours,
                                        MEGADEPOT.COM, INC.,
                                        a Washington corporation

                                        By: /s/: Glenn Ballman

                                        Title: CEO

ACCEPTED AND AGREED:

/s/: Mark Calvert
Signature


_______________________
Date


Enclosure:  Confidential Information and Invention Assignment Agreement

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